Shareholder Letter Q2 2021

CLEAR Secure, Inc. | Q2 2021 | Page 2 Shareholder Letter Q2 2021 Second Quarter 2021 Highlights All figures are for Second Quarter 2021 and percentage change is expressed as year over year, unless otherwise specified. Revenue of $55.2 million was down 8% while Total Bookings were up 102% to $70.0 million Total Cumulative Enrollments grew 26% to 6.3 million; reached 7 million on August 15 Annual CLEAR Plus Net Member Retention was 80.6%, up 340 basis points vs. first quarter 2021 Total Cumulative Platform Uses grew 19% to 65.5 million Net Loss ($38.1) million; Basic and Diluted Net Loss Per Share ($0.03) Net cash provided by operating activities $3.4 million; Free Cash Flow* ($3.0) million; Adjusted EBITDA* ($18.3) million Launched Oakland airport, strengthening our Northern California airport network; ended quarter with 38 airports and 107 CLEAR lanes Partnered with the State of Hawaii bringing Health Pass to travelers to meet entry requirements without quarantine Health Pass leverages CLEAR’s secure platform to verify vaccination status and integrates with hundreds of providers and partners like Walmart, Atlantic Health, California and New York State Added three senior leaders to our team: Sam Hall, Chief Product Officer; Craig Hazenfield, EVP of People and Performance; and Kasra Moshkani, EVP of Operations * A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this letter. “ CLEAR is executing on our vision of enabling frictionless everyday experiences. In the quarter we experienced accelerating enrollment trends with CLEAR Plus as well as significant traction on our platform, with record mobile app downloads. CLEAR’s Health Pass positions us well to help the economy reopen, serving our enterprise partners as they safely bring their employees back to work, our venue partners as their patrons return to sporting events and concerts, and our hospitality partners as their customers return to travel.” —Caryn Seidman-Becker, CLEAR’s CEO

CLEAR Secure, Inc. | Q2 2021 | Page 3 Shareholder Letter Q2 2021 in 000s as of quarter indicated in millions

CLEAR Secure, Inc. | Q2 2021 | Page 4 Shareholder Letter Q2 2021 in 000s as of quarter indicated

CLEAR Secure, Inc. | Q2 2021 | Page 5 Shareholder Letter Q2 2021 Dear Shareholder, It has never been a more important time to be a secure identity platform with a trusted brand and a mission of making experiences safer and easier. With CLEAR, you are always you. In today’s world, your secure identity is foundational to enabling frictionless everyday experiences, connecting you to the cards in your wallet and transforming the way you live, work and travel. Whether it is in the airport connecting YOU to your boarding pass, in a stadium connecting YOU to your drivers license and credit card to buy a beer or at work connecting YOU to your vaccine status and employee access card, CLEAR is the enabling platform. We are pleased to share our second quarter 2021 results—our first quarterly report as a publicly traded company. We are proud of our performance through this COVID-19 pandemic and want to recognize our incredible team across the country who showed up every day to serve our members and make it happen. We would also like to thank our 7 million members, without whom we would not be here. At CLEAR we are obsessed with our member experience and at this moment we are seeing an acceleration in all of our key performance indicators. The CLEAR platform is helping members enjoy frictionless experiences in the airport and beyond, and partners reopen their businesses and serve their customers safely and seamlessly. We entered the year bullish on travel and the recovery has been faster and stronger than we expected. Aligned with the convenience economy, travelers are craving CLEAR’s touchless, frictionless, predictable travel journey. We are gaining share in existing airports, opening new airports and launching new products. Our non-aviation platform, particularly Health Pass, gained significant momentum in the quarter with new partners and existing and new members. In just over a year since its launch, Health Pass has scaled and become a trusted product. Our partners are looking for an easy, secure, and privacy-centric solution for testing and vaccination attestation. Health Pass gives consumers access to and control of their health data so they can get back to what they love. This is the power of a secure identity platform—to build products that can create safe and frictionless journeys. Since Day 1, we have focused on creating long-term value for our stakeholders led by our obsession with member experience and a specific focus on bookings, free cash flow, enrollments, platform utilization, new products and strong partnerships. The CLEAR team is committed to these value drivers as we build CLEAR in the years to come. Best, Caryn and Ken

CLEAR Secure, Inc. | Q2 2021 | Page 6 Shareholder Letter Q2 2021 Financial Discussion Second quarter 2021 revenue declined 8% as compared to the second quarter of 2020 while Total Bookings increased 102% year over year. The rebound in travel has been faster and stronger than we anticipated driving strong membership growth and net retention, leading to strong Total Bookings growth. The strength in our second quarter 2021 Total Bookings is not reflected in our second quarter 2021 revenues because our revenues lag behind our Total Bookings (we bill members upfront and recognize that revenue over the life of a membership, usually 12 months). Second quarter 2021 Total Cumulative Enrollments accelerated year over year to 6.3 million, driven by both CLEAR Plus enrollments and platform enrollments. Incremental enrollments in the quarter were 760,000, more than double the first quarter of 2021. We experienced overall strength in new member growth while many of our markets still remained below 2019 levels. Second quarter 2021 Total Cumulative Platform Uses accelerated year over year to 65.5 million, 19% growth, driven by airport verifications as well as Health Passes uses. Platform (mobile) members represented an increased mix in the quarter which in the short term may demonstrate lower frequency usage trends than CLEAR Plus members. Second quarter 2021 Annual CLEAR Plus Net Member Retention increased to 80.6%. Given this is a trailing 12-month metric, the 340 basis point sequential increase implies particularly strong quarterly retention, driven by higher gross retention rates as well as increased member winbacks. We are pleased to see a significant number of members who deactivated in 2020 reactivating their CLEAR Plus memberships. Second quarter 2021 costs and expenses of $92.9 million include $16.8 million of non-cash stock compensation and warrant liability expense (of which $13.4 million is non-recurring, non-cash warrant and compensation revaluation expenses resulting from our initial public offering). Second quarter 2020 costs and expenses of $37.7 million include $0.9 million of non-cash stock compensation expense. Excluding these non-cash items, costs and expenses grew 107% in the second quarter of 2021 as compared to the second quarter of 2020. Costs and expenses in the second quarter of 2020 were depressed due to our proactive management of costs and expenses resulting from the COVID-19 pandemic-driven collapse in travel demand (particularly our Sales and Marketing and Cost of Direct Salaries). Entering the pandemic, consistent with one of our core values “Our Great People” we created a leave of active absence (LOAA) program whereby team members remained with the company and eligible for health benefits despite a reduction in their hours. As travel reaccelerated, this enabled a smooth return of our team and ensured we could serve our members without disruption.

CLEAR Secure, Inc. | Q2 2021 | Page 7 Shareholder Letter Q2 2021 Financial Discussion (cont) On a sequential basis versus first quarter 2021, variable marketing expenses (commissions) increased, driven by growth in Total Bookings. We also increased airport staffing (re-activating team members on leave as well as hiring new team members) ahead of anticipated travel demand and we opportunistically invested in discretionary marketing. From a corporate headcount perspective, we continued investment in people, technology and product. Second Quarter 2021 net loss of ($38.1) million includes $16.8 million of non-cash stock compensation and warrant liability expense (of which $13.4 million is non-recurring, non-cash warrant and compensation revaluation expenses resulting from our initial public offering). Excluding these non-cash items, net loss would have been ($21.3) million. Second Quarter 2021 basic and diluted loss per share of ($0.03) does not reflect a full quarter of results because our initial public offering occurred on June 30, 2021. Second Quarter 2021 net cash provided by operating activities was $3.4 million, Free Cash Flow* was ($3.0) million and Adjusted EBITDA* was ($18.3) million. Because of CLEAR Plus revenue recognition policies described above, when Total Bookings are growing, net cash provided by operations and Free Cash Flow may exceed Adjusted EBITDA and Net Income. As of June 30, 2021, our cash and cash equivalents, including marketable securities and restricted cash were $229.1 million. Giving pro forma effect to the net proceeds received on July 2, 2021 from our initial public offering, our cash and equivalent balance would have been $673.8 million. As of August 16, 2021, the following shares were outstanding: Class A 74,420,306, Class B 1,042,234, Class C 44,598,167, and Class D 26,709,821, totaling 146,770,528. * A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this letter.

CLEAR Secure, Inc. | Q2 2021 | Page 8 Shareholder Letter Q2 2021 Third Quarter 2021 Guidance We expect third quarter 2021 revenue of $65.5-66.0 million and Total Bookings of $90-95 million. Certain expenses such as Cost of Revenue Share and Sales and Marketing have variable components and can fluctuate based on the level of Total Bookings in the quarter. As a result, positive variances in Total Bookings may lead to near term negative variances in profitability metrics while positively benefitting operating cash flow and free cash flow. Our revenue and Total Bookings guidance exclude any contribution from the launch of our TSA PreCheck enrollment service, which we expect in the fourth quarter of 2021. TSA PreCheck Bookings will be recognized as revenue in the quarter in which they are received. We will continue to incur operating expenses in the third quarter associated with the future launch of this program. We continue to experience significant strength across sales channels (including the American Express partnership launched in early July) as well as net member retention. We are closely monitoring potential impacts of the Delta variant on travel trends which could impact our results.

CLEAR Secure, Inc. | Q2 2021 | Page 9 Shareholder Letter Q2 2021 CLEAR SECURE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (dollars in thousands, except per share data) June 30, 2021 December 31, 2020 Assets Current assets: Cash and cash equivalents $ 168,302 $ 116,226 Accounts receivable 1,440 912 Marketable debt securities 37,826 37,813 Prepaid revenue share fee 6,918 5,475 Prepaid expenses and other current assets 19,073 11,210 Total current assets 233,559 171,636 Property and equipment, net 43,570 35,241 Intangible assets, net 1,817 1,564 Restricted cash 22,932 22,856 Other assets 1,917 971 Total assets $ 303,795 $ 232,268 Liabilities, redeemable capital units and stockholders' equity Current liabilities: Accounts payable $ 7,024 $ 8,518 Accrued liabilities 28,510 18,304 Warrant liabilities — 17,740 Deferred revenue 127,847 101,542 Total current liabilities 163,381 146,104 Deferred rent 3,548 3,809 Total liabilities 166,929 149,913 Commitments and contingencies Redeemable capital units — 569,251 Class A common stock, $0.00001 par value- 1,000,000,000 shares authorized; 59,240,306 shares issued and outstanding as of June 30, 2021 1 — Class B common stock, $0.00001 par value—100,000,000 shares authorized; 1,042,234 shares issued and outstanding as of June 30, 2021 — — Class C common stock, $0.00001 par value—200,000,000 shares authorized; 44,598,167 shares issued and outstanding as of June 30, 2021 — — Class D common stock, $0.00001 par value—100,000,000 shares authorized; 26,709,821 shares issued and outstanding as of June 30, 2021 — — Profit Units — 7,846 Accumulated other comprehensive income — 27 Accumulated deficit (2,004) (494,769) Additional paid-in capital 64,644 — Total stockholders’ equity attributable to Clear Secure, Inc. 62,641 — Non-controlling interest 74,225 — Total stockholders’ equity 136,866 (486,896) Total liabilities, redeemable capital units and stockholders’ equity $ 303,795 $ 232,268

CLEAR
Shareholder Letter
Q2 2021

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended	
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue	$ 55,178	$ 59,978	$ 105,736	$ 121,266
Operating expenses:				
Cost of revenue share fee	8,300	7,273	16,069	17,409
Cost of direct salaries and benefits	15,836	6,234	27,985	23,753
Research and development	10,941	5,445	19,946	17,061
Sales and marketing	10,901	1,492	15,857	8,188
General and administrative	44,282	14,928	71,474	79,798
Depreciation and amortization	2,664	2,329	5,202	4,623
Operating income (loss)	(37,746)	22,277	(50,797)	(29,566)
Other income (expense)				
Interest income, net	(142)	79	(213)	669
Income (loss) before tax	(37,888)	22,356	(51,010)	(28,897)
Income tax expense	(211)	(10)	(217)	(10)
Net income (loss)	(38,099)	22,346	(51,227)	(28,907)
Less: net loss attributable to non-controlling interests	(36,095)		(49,223)	
Net loss attributable to Clear Secure, Inc.	$ (2,004)		$ (2,004)	
Net loss per common share of Class A and B common stock				
Basic and Diluted	$ (0.03)		$ (0.03)	
Weighted-average shares of Common A stock outstanding	57,371,788		57,371,788	
Weighted-average shares of Common B stock outstanding	1,042,234		1,042,234	

CLEAR Secure, Inc. | Q2 2021 | Page 10

CLEAR Secure, Inc. | Q2 2021 | Page 11 Shareholder Letter Q2 2021 CLEAR SECURE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CASH FLOWS (UNAUDITED) (dollars in thousands) Six Months Ended June 30, 2021 June 30, 2020 Cash flows provided by (used in) operating activities: Net loss $ (51,227) $ (28,907) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 5,202 4,623 Equity-based compensation 6,504 2,261 Warrant liabilities 12,796 — Changes in operating assets and liabilities: Accounts receivable (528) 2 Prepaid expenses and other current assets 2,313 3,191 Prepaid revenue share fee (1,443) 1,844 Accounts payable (1,296) (3,124) Accrued liabilities 4,719 (7,938) Deferred revenue 26,305 (17,731) Deferred rent (261) 501 Net cash used provided by (used in) operating activities 3,084 (45,278) Cash flows used in investing activities: Purchases of marketable debt securities (63,973) (52,471) Sales of marketable debt securities 63,988 48,162 Issuance of loan — (250) Purchases of property and equipment (15,210) (6,438) Capitalized intangible assets (263) (267) Net cash used in investing activities (15,458) (11,264) Cash flows provided by (used in) financing activities: Repurchase of members’ equity (11,744) (210,288) Proceeds from issuance of members’ equity, net of cost 80,277 113,944 Distribution to members (4,018) — Issuance of warrants..................................................................................................................................... 289 — Proceeds from the exercise of warrants........................................................................................................ 2,575 — Payment of deferred issuance costs.............................................................................................................. (2,135) — Payment of revolver loan costs (718) (652) Net cash provided by (used in) financing activities 64,526 (96,996) Net increase (decrease) in cash, cash equivalents, and restricted cash 52,152 (153,538) Cash, cash equivalents, and restricted cash, beginning of period 139,082 236,051 Cash, cash equivalents, and restricted cash, end of period $ 191,234 $ 82,513 June 30, 2021 June 30, 2020 Cash and cash equivalents $ 168,302 $ 60,294 Restricted cash 22,932 22,219 Total cash, cash equivalents, and restricted cash $ 191,234 $ 82,513

CLEAR Secure, Inc. | Q2 2021 | Page 12 Shareholder Letter Q2 2021 Definitions of Key Performance Indicators To evaluate performance of the business, we utilize a variety of other non-GAAP financial reporting and performance measures. These key measures include Total Bookings, Total Cumulative Enrollments, Total Cumulative Platform Uses, and Annual CLEAR Plus Net Member Retention Total Bookings Total Bookings represent our total revenue plus the change in deferred revenue during the period. Total Bookings in any particular period reflect sales to new and renewing CLEAR Plus subscribers plus any accrued billings to partners. Management believes that Total Bookings is an important measure of the current health and growth of the business and views it as a leading indicator. Total Cumulative Enrollments We define Total Cumulative Enrollments as the number of enrollments since inception as of the end of the period. An Enrollment is defined as any member who has registered for the CLEAR platform since inception and has a profile (including limited time free trials regardless of conversion to paid membership) net of duplicate and/or purged accounts. This includes CLEAR Plus members who have completed enrollment with CLEAR and have ever activated a payment method, plus associated family accounts. Management views this metric as an important tool to analyze the efficacy of our growth and marketing initiatives as new members are potentially a current and leading indicator of revenues. Total Cumulative Platform Uses We define Total Cumulative Platform Uses as the number of individual engagements across CLEAR use cases, including in-airport verifications, since inception as of the end of the period. We also include airport lounge access verifications, sports and entertainment venue verifications and Health Pass surveys, since inception as of the end of the period. Management views this metric as an important tool to analyze the level of engagement of our member base which can be a leading indicator of future growth, retention and revenue. Annual CLEAR Plus Net Member Retention We define Annual CLEAR Plus Net Member Retention as one minus the CLEAR Plus net member churn on a rolling 12 month basis. We define “CLEAR Plus net member churn” as total cancellations net of winbacks in the trailing 12 month period divided by the average active CLEAR Plus members as of the beginning of each month within the same 12 month period. Winbacks are defined as reactivated members who have been cancelled for at least 60 days. Active CLEAR Plus members are defined as members who have completed enrollment with CLEAR and have activated a payment method for our in-airport CLEAR Plus service, including their registered family plan members. Active CLEAR Plus members also include those in a grace period of up to 45 days after a billing failure during which time we attempt to collect updated payment information. Management views this metric as an important tool to analyze the level of engagement of our member base, which can be a leading indicator of future growth and revenue, as well as an indicator of customer satisfaction and long term business economics.

CLEAR Secure, Inc. | Q2 2021 | Page 13 Shareholder Letter Q2 2021 Non-GAAP Financial Measures In addition to our results as determined in accordance with GAAP, we disclose Adjusted EBITDA and Free Cash Flow, as non-GAAP financial measures that management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income (loss), or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Adjusted EBITDA We define Adjusted EBITDA as net income (loss) adjusted for income taxes, interest (income) expense, depreciation and amortization, losses on asset disposals, equity-based compensation expense, mark to market of warrant liabilities and other income. Adjusted EBITDA is an important financial measure used by management and our board of directors in determining performance- based compensation for our management and key employees. Free Cash Flow We define Free Cash Flow as net cash provided by (used in) operating activities adjusted for purchases of property and equipment plus the value of share repurchases over fair value. With regards to our CLEAR Plus subscription service, we generally collect cash from our members upfront for annual subscriptions. As a result, when the business is growing Free Cash Flow can be a real time indicator of the current trajectory of the business. See following page for reconciliations of these non-GAAP financial measures to their most comparable GAAP measures.

CLEAR Secure, Inc. | Q2 2021 | Page 14 Shareholder Letter Q2 2021 1 Non-GAAP Financial Measures In addition to our results as determined in accordance with GAAP, we disclose Adjusted EBITDA and Free Cash Flow as non-GAAP financial measures that management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income (loss), or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Adjusted EBITDA We define Adjusted EBITDA as net income (loss) adjusted for income taxes, interest (income) expense, depreciation and amortization, losses on asset disposals, equity-based compensation expense, mark to market of warrant liabilities and other income. Adjusted EBITDA is an important financial measure used by management and our board of directors in determining performance-based compensation for our management and key employees. Free Cash Flow We define Free Cash Flow as net cash provided by (used in) operating activities adjusted for purchases of property and equipment plus the value of share repurchases over fair value. With regards to our CLEAR Plus subscription service, we generally collect cash from our members upfront for annual subscriptions. As a result, when the business is growing Free Cash Flow can be a real time indicator of the current trajectory of the business. See below for reconciliations of these non-GAAP financial measures to their most comparable GAAP measures. Reconciliation of Net income (loss) to Adjusted EBITDA: Three Months Ended Six Months Ended (In thousands) June 30, 2021 June 30, 2020 June 30, 2021 June 30, 2020 Net income (loss) ...................................................................... $ (38,099) $ 22,346 $ (51,227) $ (28,907) Income taxes ............................................................................. 211 10 217 10 Interest income, net .................................................................. 142 (79) 213 (669) Depreciation and amortization .................................................. 2,664 2,329 5,202 4,623 Equity-based compensation expense ........................................ 5,897 932 7,216 52,657 Warrant liabilities ..................................................................... 10,903 — 12,796 — Adjusted EBITDA .................................................................. $ (18,282) $ 25,538 $ (25,583) $ 27,714 Reconciliation of net cash (used in) provided by operating activities to Free Cash Flow: Three Months Ended Six Months Ended (In thousands) June 30, 2021 June 30, 2020 June 30, 2021 June 30, 2020 Net cash used in operating activities................................................ $ 3,419 $ (3,432) $ 3,084 $ (45,278) Purchases of property and equipment .............................................. (6,416) (2,088) (15,210) (6,438) Share repurchases over fair value .................................................... — 464 712 50,398 Free Cash Flow .............................................................................. $ (2,997) $ (5,056) $ (11,414) $ (1,318) Reconciliation of Net income (loss) to Adjusted EBITDA: Reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow: Three Months Ended Six Months Ended (In thousands) June 30, 2021 June 30, 2020 June 30, 2021 June 30, 2020 Net cash provided by (used in) operating activities $ 3,419 $ (3,432) $ 3,084 $ (45,278) Purchases of property and equipment (6,416) (2,088) (15,210) (6,438) Share repurchases over fair value — 463 712 50,398 Free Cash Flow $ (2,997) $ (5,057) $ (11,414) $ (1,318) Calculation of Non-GAAP Loss per Share: Three Months Ended Six Months Ended (In thousands) June 30, 2021 June 30, 2020 June 30, 2021 June 30, 2020 Net income (loss) $ (38,099) $ 22,346 $ (51,227) $ (28,907) Add: Equity based compensation expense 5,897 932 7,216 52,657 Add: Warrant Liabilities 10,903 — 12,796 — Adjusted Net income (loss) $ (21,299) $ 23,278 $ (31,215) $ 23,750 Adjusted loss per share $ (0.15) $ (0.21) Class A 74,420,306 74,420,306 Class B 1,042,340 1,042,340 Class C 44,598,167 44,598,167 Class D 26,709,821 26,709,821 Total weighted average shares outstanding 146,770,634 146,770,634 26 Reconciliation of net cash provided by (used in) operating activities to Free Cash Flow: